Exhibit 99.1

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

April 29, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

FIRST QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ended March 31, 2010:

•

Funds From Operations (FFO)(1) was $0.48 per diluted share compared to $0.64 per diluted share in the same period one year ago. This difference is primarily due to gains on extinguishment of debt in the first quarter of 2009, share dilution from our equity offerings in 2009 and 2010, and snow removal costs in the first quarter of 2010.

•

Net income was $0.09 per diluted share compared to $0.20 per diluted share in the same period one year ago. The first quarter 2009 net income included a gain of $0.11 per diluted share related to the extinguishment of debt.

“We continue to see signs of a recovery in real estate fundamentals—leasing activity is up, delinquencies are declining and investment opportunities are increasing. While this recovery may not be a rapid one, we believe an upturn in market conditions has begun and the future looks bright for the Washington region. We are pleased with our first quarter results, which met our expectations, and look forward to potentially increasing performance in the quarters ahead,” stated George “Skip” McKenzie, President and Chief Executive Officer, Washington Real Estate Investment Trust.

Capital Structure

Year to date, WRIT has issued 732,646 common shares through its Sales Agency Financing Agreement with BNY Mellon Capital Markets at an average offering price of $30.18 for gross proceeds of approximately $22.1 million. These proceeds were used to repay a portion of WRIT’s line of credit. As of today, the outstanding balance on the line of credit is $100 million. WRIT also repurchased a total of $1.2 million of its 3.875% convertible notes at an average discounted price of 99.3% of par.

On March 31, 2010, WRIT paid a quarterly dividend of $0.4325 per share for its 193rd consecutive quarterly dividend at equal or increasing rates.

As of March 31, 2010, WRIT had a total market capitalization of $3.1 billion.(2)

Operating Results

Overall portfolio economic occupancy for the first quarter was 91.2%, compared to 92.3% in the same period one year ago and 92.2% in the fourth quarter of 2009. Overall portfolio Net Operating Income (NOI)(3) was $49.0 million compared to $49.7 million in the same period one year ago and $51.4 million in the fourth quarter of 2009. This quarter’s results include non-reimbursable snow removal expenses of $1.2 million.

Washington Real Estate Investment Trust

Core(4) portfolio economic occupancy for the first quarter was 92.1%, compared to 93.5% in the same period one year ago and 92.5% in the fourth quarter of 2009. Core portfolio NOI for the first quarter decreased 1.9% and rental rate growth was 1.2% compared to the same period one year ago.

•

Multifamily properties’ core NOI for the first quarter decreased 1.8% compared to the same period one year ago. The primary driver of NOI decline was snow removal costs in the first quarter of 2010, which offset gains in occupancy at all but one property. Rental rate growth was -2.0% while core economic occupancy for properties included in the results for both the first quarter of 2009 and 2010 increased 270 basis points (bps) to 94.2%. Sequentially, core economic occupancy for properties included in the results for both the fourth quarter of 2009 and the first quarter of 2010 remained unchanged at 94.1% from the fourth quarter of 2009.

•

Office properties’ core NOI for the first quarter increased 0.8% compared to the same period one year ago. Rental rate growth was 2.0% while core economic occupancy for properties included in the results for both the first quarter of 2009 and 2010 decreased 130 bps to 92.2%. Sequentially, core economic occupancy for properties included in the results for both the fourth quarter of 2009 and the first quarter of 2010 decreased 110 bps from the fourth quarter of 2009.

•

Medical office properties’ core NOI for the first quarter increased 0.7% compared to the same period one year ago. Rental rate growth was 2.8% while core economic occupancy for properties included in the results for both the first quarter of 2009 and 2010 decreased 60 bps to 95.9%. Sequentially, core economic occupancy for properties included in the results for both the fourth quarter of 2009 and the first quarter of 2010 remained unchanged at 91.1% from the fourth quarter of 2009. The difference in occupancy in the year over year comparison versus the sequential comparison is the effect of purchasing Lansdowne Medical Office Building in the third quarter of 2009.

•

Retail properties’ core NOI for the first quarter decreased 6.3% compared to the same period one year ago. Rental rate growth was 0.9% while core economic occupancy for properties included in the results for both the first quarter of 2009 and 2010 decreased 390 bps to 91.3%. Sequentially, core economic occupancy for properties included in the results for both the fourth quarter of 2009 and the first quarter of 2010 decreased 310 bps from the fourth quarter of 2009, primarily due to higher vacancy at our Frederick Crossing and Montgomery Village Centers.

•

Industrial properties’ core NOI for the first quarter decreased 8.0% compared to the same period one year ago. Rental rate growth was 0.2% while core economic occupancy for properties included in the results for both the first quarter of 2009 and 2010 decreased 540 bps to 85.5%. Sequentially, core economic occupancy for properties included in the results for both the fourth quarter of 2009 and the first quarter of 2010 decreased 160 bps from the fourth quarter of 2009, primarily due to the eviction of several non-paying tenants in the fourth quarter of 2009.

Leasing Activity

During the first quarter, WRIT signed commercial leases for 274,000 square feet with an average rental rate increase of 15.8% over expiring lease rates, an average lease term of 5.5 years, tenant improvement costs of $15.07 per square foot and leasing costs of $9.37 per square foot.

•	Rental rates for new and renewed office leases increased 15.3% to $30.97 per square foot, with $17.47 per square foot in tenant improvement costs and $10.38 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 25.5% to $40.38 per square foot, with $24.88 per square foot in tenant improvement costs and $16.73 per square foot in leasing costs.

•	Rental rates for new and renewed retail leases increased 21.2% to $31.31 per square foot, with no tenant improvement costs and $1.35 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases increased 1.9% to $9.47 per square foot, with $1.41 per square foot in tenant improvement costs and $2.14 per square foot in leasing costs.

Washington Real Estate Investment Trust

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Friday, April 30, 2010 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

The instant replay of the Conference Call will be available until May 14, 2010 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	347642

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT’s website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 90 properties totaling approximately 11 million square feet of commercial space and 2,540 residential units. These 90 properties consist of 27 office properties, 20 industrial/flex properties, 18 medical office properties, 14 retail centers, 11 multifamily properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants’ financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2009 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

(2)

Total market capitalization is calculated by multiplying the total outstanding common shares at period end times the closing share price on the last trading day of the period, and then adding the book value of the total outstanding debt at period end.

(3)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses.

Washington Real Estate Investment Trust

(4)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated.

(5)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Economic Occupancy Levels by Core Properties (i) and All Properties

	Core Properties		All Properties
Segment	1st QTR 2010	1st QTR 2009	1st QTR 2010		1st QTR 2009
Residential	94.2%	91.5%	94.1	%(ii)	87.4%
Office	92.2%	93.5%	91.6%		92.6%
Medical Office	95.9%	96.5%	91.1%		96.5%
Retail	91.3%	95.2%	91.3%		95.2%
Industrial	85.5%	90.9%	85.7%		90.4%

Overall Portfolio	92.1%	93.5%	91.2%		92.3%

(i)	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2010 and Q1 2009, core properties exclude:

Residential Acquisitions: none;

Office Acquisitions: none;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisitions: none;

Industrial Acquisitions: none.

Also excluded from Core Properties in Q1 2010 and Q1, 2009 are:

Sold Properties: Avondale, Brandywine Center, Tech 100 and Crossroads Distribution Center;

Held for Sale Properties: Charleston Business Center, Parklawn Plaza, Lexington and Saratoga;

In Development Properties: Bennett Park, Clayborne Apartments, and Dulles Station.

(ii)

Residential occupancy for all properties reflects the completion of Bennett Park and Clayborne Apartments. At 3/31/10, 219 of 224 units were occupied at Bennett Park and 69 of 74 units were occupied at Clayborne Apartments.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2010	2009
Revenue
Real estate rental revenue	$76,446	$76,580

Expenses
Real estate expenses	27,401	26,896
Depreciation and amortization	23,512	22,958
General and administrative	3,838	3,182

	54,751	53,036

Real estate operating income	21,695	23,544
Other income (expense):
Interest expense	(17,065)	(19,681)
Investment income	289	320
Gain (loss) on extinguishment of debt	(42)	5,845

	(16,818)	(13,516)

Income from continuing operations	4,877	10,028

Discontinued operations:
Income from operations of properties held for sale	388	872

Net income	5,265	10,900
Less: Net income attributable to noncontrolling interests in subsidiaries	(49)	(49)

Net income attributable to the controlling interests	$5,216	$10,851

Income from continuing operations attributable to the controlling interests	$4,828	$9,979
Continuing operations real estate depreciation and amortization	23,512	22,958

Funds from continuing operations	$28,340	$32,937

Income from discontinued operations before gain on sale	388	872
Discontinued operations real estate depreciation and amortization	96	344

Funds from discontinued operations	484	1,216

Funds from operations(1)	$28,824	$34,153

Non-cash (gain) loss on extinguishment of debt	42	(5,845)
Tenant improvements	(2,012)	(1,066)
External and internal leasing commissions capitalized	(2,268)	(1,058)
Recurring capital improvements	(864)	(1,174)
Straight-line rents, net	(608)	(664)
Non-cash fair value interest expense	776	1,128
Non real estate depreciation & amortization of debt costs	993	1,219
Amortization of lease intangibles, net	(562)	(597)
Amortization and expensing of restricted share and unit compensation	1,633	577

Funds available for distribution(5)	$25,954	$26,673

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended March 31,
Per share data attributable to the controlling interests:		2010	2009
Income from continuing operations	(Basic)	$0.08	$0.19
	(Diluted)	$0.08	$0.19
Net income	(Basic)	$0.09	$0.20
	(Diluted)	$0.09	$0.20
Funds from continuing operations	(Basic)	$0.47	$0.62
	(Diluted)	$0.47	$0.62
Funds from operations	(Basic)	$0.48	$0.64
	(Diluted)	$0.48	$0.64

Dividends paid		$0.4325	$0.4325

Weighted average shares outstanding		59,898	52,914
Fully diluted weighted average shares outstanding		60,001	52,915

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets
Land	$408,779	$408,779
Income producing property	1,889,281	1,886,408

	2,298,060	2,295,187
Accumulated depreciation and amortization	(488,387)	(468,291)

Net income producing property	1,809,673	1,826,896
Development in progress	25,561	25,031

Total real estate held for investment, net	1,835,234	1,851,927
Investment in real estate sold or held for sale	14,212	14,289
Cash and cash equivalents	10,758	11,203
Restricted cash	20,465	19,170
Rents and other receivables, net of allowance for doubtful accounts of $7,155 and $6,433, respectively	52,686	50,441
Prepaid expenses and other assets	93,020	97,605
Other assets related to property sold or held for sale	601	590

Total assets	$2,026,976	$2,045,225

Liabilities
Notes payable	$688,358	$688,912
Mortgage notes payable	404,518	405,451
Lines of credit	110,000	128,000
Accounts payable and other liabilities	53,628	52,580
Advance rents	9,963	11,103
Tenant security deposits	9,736	9,668
Other liabilities related to property sold or held for sale	502	448

Total liabilities	$1,276,705	$1,296,162

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000 Shares authorized; 60,545 and 59,811 shares issued and outstanding, respectively	607	599
Additional paid-in capital	966,952	944,825
Distributions in excess of net income	(219,094)	(198,412)
Accumulated other comprehensive income	(2,004)	(1,757)

Total shareholders’ equity	746,461	745,255

Noncontrolling interests in subsidiaries	3,810	3,808

Total equity	750,271	749,063

Total liabilities and equity	$2,026,976	$2,045,225

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended March 31, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$5,606	$20,779	$7,603	$7,217	$6,307	$47,512

Add: Net operating income from non-core properties(4)	1,133	539	(139)	—	—	1,533

Total net operating income(3)	$6,739	$21,318	$7,464	$7,217	$6,307	$49,045
Add/(deduct):
Other income						289
Interest expense						(17,065)
Gain (loss) on extinguishment of debt						(42)
Depreciation and amortization						(23,512)
General and administrative expenses						(3,838)
Income from operations of properties held for sale						388

Net income						5,265
Less: Net income attributable to noncontrolling interests in subsidiaries						(49)

Net income attributable to the controlling interests						$5,216

Three months ended March 31, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$5,707	$20,616	$7,553	$7,706	$6,859	$48,441

Add: Net operating income from non-core properties(4)	573	670	—	—	—	1,243

Total net operating income(3)	$6,280	$21,286	$7,553	$7,706	$6,859	$49,684
Add/(deduct):
Other income						320
Interest expense						(19,681)
Gain (loss) on extinguishment of debt						5,845
Depreciation and amortization						(22,958)
General and administrative expenses						(3,182)
Income from operations of properties held for sale						872

Net income						10,900
Less: Net income attributable to noncontrolling interests in subsidiaries						(49)

Net income attributable to the controlling interests						$10,851